UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): March 15, 2023

ESSENT GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297‑9901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 14, 2023, David B. Weinstock has been promoted to the role of Senior Vice President and Chief Financial Officer of Essent Group Ltd. (the "Company"). Mr. Weinstock has served as the Company’s interim Chief Financial Officer since June 28, 2022 and as its Vice President and Chief Accounting Officer since 2009. Mr. Weinstock will continue to serve as the Company’s principal accounting officer.

Mr. Weinstock, 58, has over 25 years of experience in the areas of finance, accounting and controls. Between 1998 and 2009, Mr. Weinstock held a series of senior management positions at Advanta Corp., including serving as its chief accounting officer and vice president of investor relations. Prior to joining Advanta, Mr. Weinstock was a senior manager at Arthur Andersen LLP. Mr. Weinstock holds a BS in accounting from The Pennsylvania State University and is a certified public accountant.

In connection with his promotion to the role of Senior Vice President, Chief Financial Officer, the Company entered into an offer letter with Mr. Weinstock (the “Offer Letter”) setting forth the terms of his employment and compensation. Effective March 14, 2023, Mr. Weinstock will receive an annual base salary of $375,000, and will also be entitled to an annual incentive annual cash incentive opportunity under the Company’s annual leadership bonus program with a target value of 100% of his annual base salary, with the actual award based on achievement of a combination of corporate and individual goals as determined by the compensation committee of the board of directors of the Company. In addition, commencing in 2023, Mr. Weinstock will participate in the Company’s long-term equity incentive program for its senior executives with a target annual equity award equal to 100% of his annual base salary, 50% of which being subject to performance- and time-based vesting and 50% of which being subject to time-based vesting.

In connection with his promotion, Mr. Weinstock was also granted an award of 25,000 restricted shares units which will vest in three equal installments on each of April 1, 2026, April 1, 2027 and April 1, 2028, subject to Mr. Weinstock continuous employment through each such vesting date.

The foregoing description of Mr. Weinstock’s compensation arrangements is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this report.

There are no reportable family relationships between Mr. Weinstock and any of the Company's officers or directors, nor are there any reportable related party transactions under Item 5.02 of Form 8-K. A copy of the press release announcing Mr. Weinstock’s promotion is attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Offer letter dated March 14, 2023.
99.1	Press release issued by Essent Group Ltd. on March 15, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2023

ESSENT GROUP LTD.

By:    /s/ David B. Weinstock
Name: David B. Weinstock
Title: Senior Vice President and Chief Financial Officer